Exhibit 99

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that they are jointly filing this statement on Schedule 13G. Each of them is responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of February 13, 2023.

SB Investment Advisers (UK) Limited

By:	/s/ Amanda Sanchez-Barry
Name:	Amanda Sanchez-Barry
Title:	General Counsel

SoftBank Vision Fund L.P.
By:	SB Investment Advisers (UK) Limited, its Manager

By:	/s/ Amanda Sanchez-Barry
Name:	Amanda Sanchez-Barry
Title:	General Counsel

SVF Holdings (UK) LLP
By:	SoftBank Vision Fund L.P., its Managing Member
By:	SB Investment Advisers (UK) Limited, its Manager

By:	/s/ Amanda Sanchez-Barry
Name:	Amanda Sanchez-Barry
Title:	General Counsel

SVF Investments (UK) Limited
By:	SB Investment Advisers (UK) Limited, its Manager

By:	/s/ Amanda Sanchez-Barry
Name:	Amanda Sanchez-Barry
Title:	General Counsel

SVF Holdings (Cayman) Ltd.

By:	/s/ Karen Ellerbe
Name:	Karen Ellerbe
Title:	Director

SVF Holdco (Singapore) Pte. Ltd.

By:	/s/ Martin O’Regan
Name:	Martin O’Regan
Title:	Director

SVF Zen JV Co (Singapore) Pte. Ltd.

By:	/s/ Martin O’Regan
Name:	Martin O’Regan
Title:	Director

ZA Tech Global Limited
By:	SVF Zen JV Co (Singapore) Pte. Ltd., its Majority Shareholder

By:	/s/ Martin O’Regan
Name:	Martin O’Regan
Title:	Director

ZA Tech Global (Cayman) Limited
By:	ZA Tech Global Limited, its Sole Owner
By:	SVF Zen JV Co (Singapore) Pte. Ltd., its Majority Shareholder

By:	/s/ Martin O’Regan
Name:	Martin O’Regan
Title:	Director